EXHIBIT 99.11
RESTATED JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $1.00 Par Value, of Nortech Systems Incorporated and further agree that this Joint Filing Agreement be include as an exhibit to such statement.  This Joint Filing Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of August 20, 2015.

/s/ Kyle S. Packer
Name: Kyle S. Packer

/s/ Jason R. Herr
Name: Jason R. Herr

/s/ Paul B. Luber
Name: Paul B. Luber

MUTINY FUND I, LP

By: Mutiny Capital, LLC
Its: General Partner

By: /s/ Kyle S. Packer
Its: Managing Member

/s/ Neal B. Jannol
Name: Neal B. Jannol

/s/ Garry Anderly
Name: Garry Anderly

/s/ Keith Pieper
Name: Keith Pieper